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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                           --------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): November 16, 2006

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                      INTEGRATED HEALTHCARE HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

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            NEVADA                         0-23511               87-0412182
(State or Other Jurisdiction of   (Commission File Number)    (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                            1301 NORTH TUSTIN AVENUE
                           SANTA ANA, CALIFORNIA 92705
               (Address of Principal Executive Offices) (Zip Code)

                                 (714) 953-3503
                         (Registrant's telephone number,
                              including area code)

          (Former Name or Former Address, if Changed Since Last Report)

                           --------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On November 16, 2006, Integrated Healthcare Holdings, Inc. (the "Company") terminated the employment of Dr. Anil Shah without cause under that certain Employment Agreement, dated March 7, 2005, between the Company and Dr. Shah (the "Agreement"). Dr. Shah remains a director of the Company.

     The Agreement, as amended effective August 5, 2006, provides for the performance by Dr. Shah of executive services for the Company for a period of three years under the following terms:

     o    Base salary of $500,000 per year;
     o    Bonus as determined by the Board of Directors;
     o    Standard medical and dental insurance;
     o    Up to four weeks vacation annually; and
     o    Monthly auto allowance of $1,000 and use of cellular telephone.

     The Agreement provides that if the Company terminates Dr. Shah without cause, he is entitled to receive all salary and benefits for a period of twelve
(12) months, but will not accrue additional paid time off, vacation or other sick pay benefits, provided that he signs the form of severance agreement attached as an exhibit to the Agreement within thirty (30) days of his separation date.



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                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 22, 2006

                                    INTEGRATED HEALTHCARE HOLDINGS, INC.

                                    By: /s/ Bruce Mogel
                                        ---------------
                                    Bruce Mogel
                                    Chief Executive Officer




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